Exhibit 3.1

State of Delaware
Secretary of State
Division of Corporations
Delivered 09:18 AM 03/10/2010
FILED 08:54 AM 03/10/2010
SPV 100263363 — 4797581 FILE
STATE OF DELAWARE
CERTIFICATE OF LIMITED PARTNERSHIP
The undersigned, desiring to form a limited partnership pursuant to the Delaware Revised Uniform Limited Partnership Act, 6 Delaware Code, Chapter 17, do hereby certify as follows:
First: The name of the limited partnership is:
SQN ALTERNATIVE INVESTMENT FUND III L.P.
Second: The address of its registered agent in the State of Delaware is 2711 Centerville Road Suite 400 in the city of Wilmington. The name of the Registered Agent at that address is The Company Corporation.
Third: The name and mailing address of each general partner is as follows:
SQN AIF III GP, LLC
SUITE 1201 381 PARK AVENUE SOUTH NEW YORK NY 10016
In Witness Whereof, the undersigned has executed this Certificate of Limited Partnership of SQN ALTERNATIVE INVESTMENT FUND III L.P. as of March 10, 2010.

By:	SQN AIF III GP, LLC
General Partner

By:	/s/ JEREMIAH SILKOWSKI
Name: JEREMIAH SILKOWSKI
Authorized Person